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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19700	33-0266089
(Commission File No.)	(IRS Employer Identification No.)

9373 Towne Centre Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (858) 552-2200

ITEM 5.    OTHER EVENTS.

        On July 18, 2003, Amylin Pharmaceuticals, Inc. (the "Company") announced that the initial purchasers in its recent private placement of $150 million of 2.25% convertible senior notes due in 2008 have elected to exercise their option to purchase an additional $25 million in principal amount of the notes. A copy of the Company's press release dated July 18, 2003, relating to the proposed offering is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(C)
EXHIBITS.

Number	Description
99.1	Press release issued by the Company on July 18, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.
Dated: July 18, 2003	By:	/s/ LLOYD A. ROWLAND Lloyd A. Rowland Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Press release issued by the Company on July 18, 2003.

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SIGNATURE
INDEX TO EXHIBITS